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                                                                     Exhibit 2.3
                              September 21, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     Reference is made to the Securities Purchase Agreement for Series A Preferred Stock dated as of September 20, 2000 between Aurora Foods Inc. and the Purchasers listed on the signature page thereto (the "Purchase Agreement"), which is an exhibit to the Registrant's Current Report on Form 8-K (the "Current Report") filed today with the Securities and Exchange Commission (the "Commission"). The Registrant hereby agrees to furnish to the Commission, upon request, a copy of any annex, schedule or exhibit to the Purchase Agreement omitted from the copy of such agreement filed as an exhibit to the Current Report.


                                        Very truly yours,

                                        AURORA FOODS INC.

                                        By: /s/ Paul Graven
                                            --------------------------------
                                            Paul Graven
                                            Senior Vice President